Filed Pursuant to Rule 424(b)(5)
Registration No: 333-138498

PROSPECTUS SUPPLEMENT
(To Prospectus Dated November 8, 2006 and Prospectus Supplement Dated November 8, 2006)

$5,000,000,000

$2,000,000,000 Floating Rate Notes due 2009
$1,000,000,000 5.50% Notes due 2011
$1,000,000,000 5.875% Notes due 2016
$1,000,000,000 6.50% Debentures due 2036

This Prospectus Supplement amends the Prospectus Supplement dated November 8, 2006 to the Prospectus dated November 8, 2006 with respect to the notes and debentures described above. The first sentence of the second full paragraph on page S-4 of the Prospectus Supplement dated November 8, 2006 should read in its entirety as follows: “The interest rate on the Floating Rate Notes due 2009 will be calculated by the calculation agent appointed by us, which initially will be the Trustee, and will be equal to LIBOR plus 0.23%, except that the interest rate in effect for the period from November 13, 2006 to but excluding February 13, 2007, the initial reset date, will be established by us as the rate for deposits in United States dollars having a maturity of three months commencing November 13, 2006 that appears on Telerate Page 3750 as of 11:00 a.m., London Time, on November 13, 2006, plus 0.23%.”

The date of this Prospectus Supplement is November 13, 2006